Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

November 1, 2017

Investor and Media Contact:

Scott Hamilton

Investor and Public Relations

(303) 214-5563

scott.hamilton@hartehanks.com

Harte Hanks appoints Jon C. Biro as new Chief Financial Officer

SAN ANTONIO, Texas – Harte Hanks (NYSE: HHS) a leader in customer relationships, experiences and interaction-led marketing, today announced the appointment of Jon C. Biro as its Executive Vice President & Chief Financial Officer. Mr. Biro is expected to join the company in mid-November.

Mr. Biro, 51, was most recently Chief Financial Officer of Exterran Holdings, Inc. and Exterran Corporation where he provided financial leadership during a period of significant reorganization, due to the oil and gas industry downturn, and played a significant role in consummating a complex spin-off transaction for the natural gas compression service and production and processing equipment provider.  Before his tenure at Exterran, Mr. Biro served as Consolidated Graphics’ Chief Financial Officer for more than six years, concluding with its sale to R.R. Donnelley & Sons.

Mr. Biro will report directly to Harte Hanks’ Chief Executive Officer, Karen Puckett, and will bring his financial expertise to support the Harte Hanks’ continuing transformation to an analytics-driven, customer-centric marketing services provider. As Chief Financial Officer, Mr. Biro will focus on strategic financing initiatives, as well as internal and external financial reporting and support.

“Jon brings a wealth of industry experience and has led the financial transformation of several companies, so we are excited that he will be joining Harte Hanks to help complete our transformation,” said Ms. Puckett.

“I am thrilled to be joining Harte Hanks where I can employ my passion for driving performance improvement and transformation. The initial steps are already underway and I look forward to working with the leadership team to accelerate these efforts,” said Mr. Biro.  “It is truly an exciting time for marketers as they navigate the rapidly changing marketplace and I’m looking forward to helping Harte Hanks and their clients chart their courses.”

Harte Hanks also announced that upon Mr. Biro’s employment, Robert L. R. Munden, who is currently serving as Chief Financial Officer, will revert to his prior role as the company’s General Counsel and Secretary.  “We appreciate Robert’s efforts and willingness to step up and lead our financial organization for the past ten months as we worked through numerous challenges,” said Karen Puckett.

Mr. Biro, a Certified Public Accountant, earned a B.A. degree in psychology from the University of Texas at Austin and an M.S. in accountancy from the University of Houston.

About Harte Hanks

Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways.  Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world’s leading brands. Harte Hanks 5,000+ employees are located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, email us at pr@hartehanks.com.  Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Forward Looking Statements

This press release contains forward-looking statements, including statements about the company’s leadership transition, services and clients. A number of risks and uncertainties could cause actual results to differ materially from currently anticipated results. Additional important factors and information regarding Harte Hanks that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our Annual Report on Form 10-K and our most recent Quarterly Report of Form 10-Q, as filed with the SEC and available in the “Investors” section of our website under the heading “Financials & Filings.” We specifically disclaim any obligation to update these forward-looking statements in the future even if circumstances change and, therefore, you should not rely on these forward-looking statements as representing our views after today.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks owned by Harte Hanks. All other brand names, product names, or trademarks belong to their respective owners.

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